senseFly Inc.

Financial Statements

As of December 31, 2020 and December 31, 2019

Contents

Report of Independent Registered Public Accounting Firm 3

Financial Statements 4

Balance Sheets 5

Statement of Operations 6

Statement Of Changes In Stockholders' Equity (Deficit) 7

Statement of Cash Flows 8

Footnotes to Financial Statements 9

Note 1 - The Company 10

Note 2 - Summary of Significant Accounting Policies 10

Note 3 - Concentrations 14

Note 4 – Property and equipment 15

Note 5 – Loan from Parent 15

Note 6 - Stockholders' Equity (Deficit) 16

Note 7 - Related Party Transactions 16

Note 8 - Income Taxes 17

Note 9 - Commitments and Contingencies 18

Note 10 - Subsequent Events 19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of senseFly Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of senseFly Inc. (the Company) as of December 31, 2020 and 2019, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years ended December 31, 2020 and 2019, and the related footnotes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

D. Brooks and Associates CPAs, P.A

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, Florida
November 18, 2021

Financial Statements

Balance Sheets

senseFly Inc.

	Notes	December 31, 2020	December 31, 2019
Assets			
Current Assets:			
Cash		$ 1,853,077	$ 1,297,359
Accounts receivable	3	566,326	617,721
Accounts receivable - related parties	7	-	83,003
Inventories, net of reserve ($428,107 and $481,117, respectively)		342,967	1,024,860
Prepaid expenses		13,047	1,185
Warranty claim recoveries - related party	9	816,000	580,000
Total current assets		3 591,416	3,604,127
Property and equipment, net	4	121,819	170,455
Deposits		7,381	7,381
Total assets		**$ 3,720,617**	**$ 3,781,964**
Liabilities and Stockholder's equity (deficit)			
Current Liabilities:			
Accounts payable		51,801	1,709
Accounts payable - related parties	7	346,418	27,382
Accrued liabilities		74,185	92,460
Accrued interest - related party	7	22,870	7,702
Accrued warranty expense	9	816,000	580,000
Contract liabilities		121,416	220,328
Total current liabilities		**1,432,690**	**929,581**
Loan from parent	5/7	2,753,546	2,753,546
Contract liabilities, less current portion		19,781	48,177
Total liabilities		**$ 4,206,017**	**$ 3,731,304**
Commitments and contingencies (Note 10)			
Stockholder's equity (deficit):			
Common stock '(5,000 shares authorized, 100 shares issued and outstanding, $0.001 par value)	6	-	-
Additional paid-in capital	6	1,000,005	1,000,005
Accumulated deficit		(1,485,405)	(949,345)
Total stockholder's equity (deficit)		**(485,400)**	**50,660**
Total liabilities and stockholder's equity (deficit)		**$ 3,720,617**	**$ 3,781,964**

Statements of Operations

senseFly Inc.

	Notes	Year ended December 31, 2020	Year ended December 31, 2019
Net revenue		**$ 6,443 486**	**$ 7,475,480**
Cost of revenue			
Cost of revenue		348,817	243,867
Cost of revenue - related parties	7	4,202,694	4,999,345
		4,551,511	5,243,212
Gross profit		**$ 1,891,975**	**$ 2,232,267**
Operating expenses			
Salaries and related expense	7	1,440,474	1,263,481
Marketing and selling expense		77,729	375,845
General and administrative expense		273,277	333,602
Management fees - related party	7	477,660	519,999
Depreciation		48,636	51,202
		2,317,776	2,544,128
Loss from operations		**(425,801)**	**(311,861)**
Other income (expense), net			
Interest expense		(459)	(15,353)
Interest expense - related party	7	(109,800)	(7,702)
Other income (expense), net		-	212
		(110,259)	(22,843)
Loss before income taxes		**(536,060)**	**(334,704)**
Income taxes	8	-	-
Net loss		**$ (536,060)**	**$ (334,704)**

Statement Of Changes In Stockholders' Equity (Deficit)

senseFly Inc.

	Common Stock				
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholder's Equity
January 1, 2019	100	$ -	$5	($614,641)	($614,636)
Net loss	-	-	-	(334,704)	(334,704)
Capital contributions	-	-	1,000,000	-	1,000,000
December 31, 2019	100	-	1,000,005	(949,345)	50,660
Net loss	-	-	-	(536,060)	(536,060)
December 31, 2020	100	$ -	$1,000,005	($1,485,405)	($485,400)

Statement of Cash Flows

	Notes	Year ended December 31, 2020	Year ended December 31, 2019
Cash Flows from Operating Activities			
Net loss		$ (536,060)	$ (334,704)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:			
Depreciation		48,636	51,202
Inventories Write off		212,788	-
Changes in assets and liabilities:			
Accounts receivable		51,395	551,748
Accounts receivable - related parties		83,003	(83,003)
Inventories, net of reserve		469,105	123,217
Prepaid expenses		(11,863)	383
Warranty claim recoveries – related party		(236,000)	(152,000)
Accounts payable		50,092	(38,225)
Accounts payable - related parties		319,036	(2,738,362)
Accrued liabilities		(18,275)	28,865
Accrued interest - related party		15,168	7,702
Accrued warranty expense		236,000	152,000
Contract liabilities		(127,308)	(50,580)
Net Cash Provided by (Used in) Operating Activities		**555,718**	**(2,481,757)**
Cash Flows from Investing Activities:			
Purchases of property and equipment		-	(5,509)
Net Cash Used in Investing Activities		**-**	**(5,509)**
Cash Flows from Financing Activities			
Capital contributions	6	-	1,000,000
Proceeds from loan from related party	5	-	2,753,546
Repayment of loan	5	-	(174,483)
Net Cash Provided by Financing Activities		**-**	**3,579,063**
Net Increase in Cash		**555,718**	**1,091,797**
Cash at Beginning of the Year		**1,297,359**	**205,562**
Cash at End of the Year		**$ 1,853,077**	**$ 1,297,359**

Footnotes to Financial Statements

Note 1- The Company

senseFly Inc. ("the Company"), incorporated on December 21, 2015 in the state of Delaware and headquartered in Raleigh, North Carolina (USA), is active in the distribution of senseFly branded products (Drones, Payloads (camera in the drone) and Spare Parts) and related software.

The Company sells its products to a broad network of primarily to U.S customers, including direct sales to retailers and indirect sales through distributors.

The Company's sole stockholder is Parrot Inc. ("Parrot" or the "Parent"), a US corporation. A portion of the products sold by the Company are purchased from Parrot's affiliates (see Notes 3 and 7).

Note 2- Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). The Company's financial statements are prepared using the accrual method of accounting.

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects and have been consistently applied in preparing the accompanying financial statements.

Fiscal Year

The Company has elected a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management bases its estimates on historical experience and various other assumptions believed to be reasonable. Significant estimates and assumptions made by management involve valuation of warranty liabilities and recoveries, allowance for doubtful accounts, inventory valuation and valuation allowances for deferred tax assets. Although these estimates are based on management's best knowledge of current events and actions that may impact the Company in the future, actual results could differ materially from those estimates.

Revenue Recognition

The Company generates revenue primarily from the sale of drones, payloads (cameras) and related spare parts. Revenue is recognized when a customer obtains control of the promised goods or service in an amount that reflects the transaction price the Company expects to receive in exchange for those goods or services.

Substantially all revenue recognized by the Company relates to contracts with customers to sell drone solutions that simplify the collection and analysis of geospatial data, allow professionals in surveying, agriculture, engineering and humanitarian aid to make better decisions, faster. These products may include embedded software that function together and that are considered as one performance obligation. Revenue is recognized at a point in time when control of the product is transferred to the customer which generally occurs upon shipment.

The Company provides a limited warranty on all its manufactured goods for a term of 12 months from its sale date to end-users. The Company may also sell a one-year (and two-years) extended warranty. The Company's limited warranty (assurance-type warranty) does not provide a service beyond assuring that the product complies with agreed-upon specifications, is not sold separately, and is not treated as a separate performance obligation. The extended warranty is classified as a service-type warranty, which is accounted for as a separate performance obligation, and recognized as revenue ratably over the service period.

The Company normally requires payment from customers within thirty to sixty days from the invoice date. However, terms may vary by customer type. The Company does not modify payment terms on existing receivables. The Company's contracts with customers do not include significant financing components as the period between the satisfaction of performance obligations and timing of payment are generally within one year.

The Company records revenue in the statements of operations net of any sales, use, value added, or certain excise taxes imposed by governmental authorities on specific sales transactions, and net of any discounts, and returns. Customer deposits represent customer prepayments and are recognized as revenue when the sale is complete.

Shipping and Handling Costs

The Company classifies shipping and handling costs for shipping products to customers as cost of revenue and shipping costs charged to customers is recorded as revenues.

Contract Balances

The Company records accounts receivable from contracts with customers when it has an unconditional right to consideration, as "Accounts receivable" on the balance sheet.

The Company records contract liabilities when cash payments are received or due in advance of performance.

Cash and cash Equivalents

The Company classifies all highly liquid instruments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. The Company held no Cash equivalents as of December 31, 2020 and 2019.

Accounts receivable and Allowances for Doubtful Accounts

Accounts receivable consists of amounts billed currently due from customers for products that have been delivered. Accounts receivable is stated at its net realizable value and consists of amounts due from customers. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance.

Allowances for doubtful accounts are maintained for estimated losses resulting from the Company's customers' inability to make required payments. The allowances are based on the Company's regular assessment of the creditworthiness and financial condition of specific customers, as well as its historical experience with bad debts and customer deductions, receivables aging, current economic trends, geographic or country-specific risks and the financial condition of its distribution channels.

Inventories

Inventories consist of finished goods (drones and payloads) and spare parts and are recorded at the lower of cost and market value. Costs are computed under the weighted-average cost method. The Company purchases all of its inventory from a related party or affiliates of the related party. The Company records write-downs of inventories which are obsolete or in excess of anticipated demand. Inventory on hand which is not expected to be sold or used as spare part is considered excess, and the Company recognizes the write-down at the time of such determination which is included in cost of revenues.

Property and Equipment

Property and equipment are stated at cost. Additions and improvements are capitalized, and maintenance and repairs are expensed as incurred.

Depreciation expense is recognized using the straight-line method. Leasehold improvements are depreciated over the lesser of its estimated useful lives or related lease term, computer equipment over three years, furniture and equipment over useful lives of four years, and vehicles over three years.

When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are relieved from the accounts and the net gain or loss is included in operating expenses.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, such as property and equipment, for impairment whenever events indicate that the carrying amounts might not be recoverable. Recoverability of property and equipment is measured by comparing the projected undiscounted net cash flows associated with those assets to their carrying values. If an asset is considered impaired, it is written down to its fair value, which is determined based on the asset's projected discounted cash flows or appraised value, depending on the nature of the asset. For purposes of recognition of impairment for assets held for use, the Company groups assets and liabilities at the lowest level for which cash flows are separately identifiable.

Product Warranty Accrual

The Company provides a limited warranty on all its manufactured goods for a term of 12 months from its sale date to end-users. The Company may also sell a one-year (and two-years) extended warranty (see "Revenue Recognition" above). The Company estimates cost of product warranties at the time the related revenue is recognized based on historical warranty claim rates, historical costs, and knowledge of specific product failures that are outside of the Company's typical experience. The Company accrues a warranty liability, for both the limited and the extended warranties, at estimated costs to provide products, parts or services to repair or replace products in satisfaction of the limited warranty obligation. Any costs incurred by the Company to service these warranty contracts are fully recoverable from the manufacturer, i.e senseFly SA, a related party.

Therefore, the Company records both an estimate for accrued warranty costs and a receivable for warranty cost recoveries.

Advertising Costs

Advertising costs are recorded as marketing and selling expense as they are incurred. Advertising costs during fiscal years 2020 and 2019 were $9,348 and $143,917, respectively, and were included in marketing and selling expense on the statements of operations.

Income Taxes

The Company provides for income taxes using the asset and liability method, which requires that deferred tax assets and liabilities be recognized for the expected future tax consequences of temporary differences resulting from differing treatment of items for tax and financial reporting purposes, and for operating losses and tax credit carryforwards. In estimating future tax consequences, expected future events are taken into consideration, with the exception of potential tax law or tax rate changes. The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income.

The Company's assessment of uncertain tax positions requires that management makes estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company's estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of the related assets and liabilities in the period in which such events occur. Such adjustments may have a material impact on the Company's income tax provision and its results of operations.

Fair Value of Financial Instruments

The carrying value of certain of the Company's short-term financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value due to their short maturities. The Company does not hold any financial instruments that are required to be recorded at fair value on a reoccurring or non-recurring basis, with a carrying value materially different from their fair value, based on quoted market prices or rates for the same or similar instruments or internal valuation models.

Recent Accounting Pronouncements Adopted

In May 2016, FASB issued an Accounting Standards Update ("ASU") establishing Accounting Standards Codification ("ASC") Topic 606, Revenue from contracts with customers ("ASC 606"). The updated revenue standard establishes principles for recognizing revenue and develops a common revenue standard for all industries. Under the new model, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard requires that entities disclose the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted this standard effective January 1, 2019. This adoption did not have a significant impact of the Company's financial statements.

Recent Accounting Pronouncements To Be Adopted

In May 2019, the FASB issued ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" (ASU 2016-13). This standard changes the impairment model for most financial assets and replaces the existing incurred loss model with a current expected credit loss model. The standard should be applied on a modified retrospective approach. The Company is still analyzing the impact of this standard on its financial statements. The Company currently expects to adopt this guidance as of January 1, 2023.

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, "Leases (Topic 842)" (ASU 2016-02 or Topic 842), which requires a lessee to recognize right-of-use (ROU) assets and lease liabilities arising from operating and financing leases with terms longer than 12 months on the balance sheets and to disclose key information about leasing arrangements.

The Company had not adopted this standard yet as it took into consideration the Accounting Standards Update (ASU) 2017-13. In ASU 2017-13, the FASB made two exceptions, which allowed entities that are considered a Public Business Entity only because their financial statements are required to be included in another entity's SEC filing to apply the effective dates available to a private company when they adopted ASC 606 "Revenue from Contracts with Customers" and ASC 842 "Leases". The Company is still analyzing the impact of this standard on its financial statements. The Company currently expects to adopt this guidance as of January 1, 2022.

Note 3- Concentrations

Credit Risk Concentration

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. These instruments are generally unsecured and uninsured. The Company maintains cash with various financial institutions to limit exposure with any one financial institution. Credit is extended to customers based upon an evaluation of the customer's financial condition, order volume, and established payment history; generally collateral is not required.

Cash Concentration

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. The Company regularly has cash in excess of federally insured limits. The Company's bank balances at times may exceed the FDIC limit. To date, the Company has not experienced any losses on its invested cash. The primary bank accounts exceeded federally insured limits by approximately $1,603,000 and $1,041,000 at December 31, 2020 and 2019, respectively.

Accounts Receivable and Revenue Concentration

The Company had the following customers that individually represent approximately 10% or more of its net revenue on at least one of the presented periods:

Revenue Concentration

	Years Ended December 31,	
	2020	2019
Customer A	$1,359,107	$ 569,101
Customer B	596,471	864,022
Customer C	394,611	796,385

The Company had the following customers that individually comprised 10% or more of accounts receivable:

	December 31,	
	2020	2019
Customer A	$ 131,142	$ 105,263
Customer B	100,534	*63,351*
Customer C	72,688	*47,129*
Customer D	*14,978*	85,626
Customer E	*39,053*	80,591

in italics, lower than 10% but here for comparability purposes

Suppliers Concentration

As of December 31, 2020 and 2019, there was one significant vendor (senseFly SA or its affiliates, related parties, see Note 7) that comprised 100% of suppliers purchases in 2020 and 2019. This vendor provides manufacturing and production services that cannot be readily replaced.

Note 4 – Property and equipment

Property and equipment consisted of the following as of:

	December 31,	
	2020	2019
Property and equipment, net:		
Leasehold Improvements	$ 171,320	$ 171,320
Equipment	8,596	8,596
Furniture	25,233	25,233
Computer equipment	11,983	11,983
Vehicles	27,392	27,392
	244,523	244,523
Less: accumulated depreciation	(122,704)	(74,068)
	$ 121,819	$ 170,455

Depreciation expense was $ 48,636 and $51,202 for the years ended December 31, 2020 and 2019, respectively.

Note 5 – Loan from Parent

	December 31,	
Loan from Parent	2020	2019
- Parrot Inc.	$ 2,753,546	$ 2,753,546

In December 2019, senseFly Inc. signed a cash account agreement with its sole shareholder Parrot Inc., which advanced an amount of $2,753,546. This borrowing, unsecured, bears quarterly interest at a rate based on average of the 3 previous months' US Prime Rate monthly average, with a maturity date of December 2022. A summary of interest related activity for the years ended December 31, 2020 and 2019 is presented below.

	December 31,	
	2020	2019
Average Interest Rate	4.0%	5.3%
Interest expense	$ 109,800	$ 7,702
Accrued Interest	$ 22,870	$ 7,702

See note 7 for further disclosure of related party transactions.

Note 6- Stockholders' Equity (Deficit)

The Company is authorized to issue a total of 5,000 shares of common stock. As of December 31, 2020 and 2019, the Company has 100 shares of common stock issued and outstanding to its sole stockholder, Parrot Inc.

In December 2019, there was a capital contribution of $1,000,000 made by Parrot Inc., which has been reflected as additional paid-in capital.

Note 7- Related Party Transactions

Retirement Contribution Plan

The Company elected to participate in the Parrot Inc. 401(k) Saving and Retirement Plan (the "(401(k) Plan") to provide for voluntary salary deferral contributions on a pre-tax basis for employees within the United States in accordance with section 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan provides employer matching benefits up to 4% of the employees' gross wages. The Company remitted administrative fees to Parrot Inc. of $10,908 and $4,944 during the years ended December 31, 2020 and 2019, respectively, which are included in general and administrative expenses on the statement of operations. The Company made matching contributions totaling $28,983 and $29,774 during the years December 31, 2020 and 2019, respectively, which is included in salaries and related expenses on the statements of operations

Management Fees

The Company receives certain services, such as human resources, accounting, and other administrative services from its related party, senseFly SA under a management services agreement. Those services are recharged on a cost +5% basis and are charged monthly to the Company as management fees. A summary of these management fees is as follows:

Years Ended December 31,

Management fees	2020	2019
- senseFly SA	$ 477,660	$ 519,999

These management fees are presented as management fees – related party on the statements of operations.

Related Party Balances

The Company recharges warranty cost to the manufacturer (senseFly SA) as well as warehousing services to Parrot inc.

A summary of accounts receivable due from related parties is as follow:

	December 31,	
	2020	2019
- senseFly SA	$ -	$ 71,715
- Parrot Inc.	-	11,288
	$ -	$ 83,003

The Company purchases finished goods from senseFly, Sa and Pix4d, an affiliate of SenseFly, Sa. as well as participates in the Parrot Inc., sole stockholder, 401(k) Saving and Retirement Plan and health insurance plan . Accounts payable due to related parties is as follows:

	December 31,	
	2020	2019
- senseFly SA	$ 142,884	$ -
- Parrot Inc.	136,226	-
- Pix4D	67,308	27,382
	$ 346,418	$ 27,382

Note 8- Income Taxes

The Company is part of a consolidated tax return with the Parent Company. For the years ended December 31, 2020 and 2019, the Company did not have any taxable income; therefore, no income tax liability or expenses have been recorded in these financial statements.

The difference between the provision for (benefit from) income taxes and the expected tax provision (tax benefit) at the statutory income tax rate of 21% is reconciled below:

	Years Ended December 31,	
	2020	2019
Pre-tax financial income / (loss)	($536,060)	($334,704)
Federal tax expense computed at the statutory rate	(111,785)	(70,287)
Change in valuation allowance	100,000	67,000

	2020	2019
Other	1,057	3,287
Net tax expense	$ -	$ -

The net deferred tax asset at December 31, 2020 and 2019 amounts to $535,000 and $435,000, respectively, and is primarily composed of tax net operating loss carryforwards ("NOLs"). The Company has provided a full valuation allowance against the net deferred tax assets due to the uncertainty in being able to generate future taxable income and utilize the NOLs, which increased by $100,000 during the year ended December 31, 2020 and by $67,000 during the year ended December 31, 2019. The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2020 and 2019 are presented below:

	2020	2019
Deferred tax assets:		
Net operating loss carryforwards	$ 393,000	$ 303,000
Property, plant and equipment	13,000	6,000
Inventories write-downs and adjustment	95,000	109,000
Business interest limitation	28,000	4,000
Accruals	6,000	13.000
Gross deferred tax assets	535,000	435,000
Less: Valuation allowance	(535,000)	(435,000)
Net deferred tax assets after valuation allowance	$ -	$ -

At December 31, 2020 and 2019, the Company had approximately $1,829,000 and $1,416,000 of federal net operating loss carryforwards The NOL carryforwards, if not utilized, will begin to expire in 2036 for NOLs generated prior to 2017 and NOLs generated after 2017 do not expire but include annual limitations.

We file income tax returns in the United States. The tax years that remain subject to the federal examination are 2018 through 2020 in the United States. The Company also has available federal net operating losses dating from 2016 which, when used, could be subject to examination by taxing authorities.

Note 9- Commitments and Contingencies

Product Warranties

The Company accrues a warranty liability, for the estimated costs that may be incurred on the limited warranty (assurance-type warranty) offered to customers which assures that the purchased product complies with agreed-upon specifications. The Company accrues for the estimated costs to provide, parts or services to repair or replace products in satisfaction of the limited warranty obligation. Changes in the Company's provision for the warranty liability for fiscal years 2020 and 2019 were as follows:

	Years Ended December 31, 2020	2019
Beginning of the period	$ 580,000	$ 428,000
Provision	985,000	939,000
Settlements	(749,000)	(787,000)
End of the period	$ 816,000	$ 580,000

Any costs incurred by the Company to service these limited warranty contracts are fully recoverable from the manufacturer, senseFly SA, a related party. Therefore, the Company records both an estimate for accrued warranty costs and a receivable for warranty cost recoveries. These amounts have been presented on the accompanying balance sheet as accrued warranty expense and warranty claim recoveries- related party, respectively.

Lease Commitments

The Company is a lessee in several non-cancellable operating leases, primarily real estate facilities for office space and for computer equipment.

The future minimum lease payments under non-cancellable operating leases are as follows:

2021	$ 84,755
2022	85,845
2023	40,526
	$ 211,126

During the years ended December 31, 2020 and 2019, lease expense associated with these leases was $99,549 and $95,729, respectively, and is included in general and administrative expense on the statements of operations.

Note 10- Subsequent Events

Subsequent events have been evaluated through the date these financial statements were available to be issued, which was November 18, 2021.

Related Parties Loan changes

A repayment of the loan due to the Parent (see Note 5) of $800,000 was made by the Company in March 2021. The Parent provided in September 2021 to the Company an additional $600,000 in advances under the same terms of the previous payment.

Ownership Change

On October 21, 2021, the Company was the target of a stock purchase transaction in which 100% of the Company's ownership was acquired by AgEagle Aerial Systems, Inc.